UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported) March 31, 2008

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25755	23-2866697
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Tremont Avenue Trevose, Pennsylvania	19053
(Address of Principal Executive Offices)	(Zip Code)

(215) 354-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 31, 2008, the Company entered into a new agreement with Aequus Technologies Corp. and its wholly owned subsidiary, Snap Telecommunications, Inc. (collectively “Aequus”).  This new agreement, inter alia, provides for the (i) resolution of a dispute with Aequus regarding amounts the Company claimed were owed to the Company by Aequus and the termination by the Company of service to Aequus, (ii) payment to the Company by Aequus of approximately $5 million in scheduled payments over the next ten months, (iii) agreement to arbitrate an additional approximately $1.4 million claimed by the Company to be owed by Aequus and (iv) purchase of an additional $1.5 million of video phones by Aequus.  As a result of this new agreement, Aequus will be building a new data center, with support and training the Company has agreed to provide, and upon completion, directly operating a video phone service for the customers which it serves.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated April 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Date:	April 1, 2008	/s/ Randall J. Gort
Randall J. Gort
Secretary